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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        BALLY ENTERTAINMENT CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          CAROL S. DE PAUL, SECRETARY
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
                                                                        --------

     (2) Aggregate number of securities to which transactions applies:
                                                                      ----------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
                                               ---------------------------------

     (4) Proposed maximum aggregate value of transaction:
                                                         -----------------------

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:      $125
                                ------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:      Schedule 14A
                                                      --------------------------
         Preliminary Proxy Statement
         -----------------------------------------------------------------------

     (3) Filing Party:      Bally Entertainment Corporation
                      ----------------------------------------------------------

     (4) Date Filed:      March 13, 1996
                    ------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

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
                                  [BALLY LOGO]

                        BALLY ENTERTAINMENT CORPORATION

                           8700 WEST BRYN MAWR AVENUE
                            CHICAGO, ILLINOIS 60631

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 21, 1996


To Our Stockholders:

     The Annual Meeting of Stockholders of Bally Entertainment Corporation (the "Company") will be held in Le Grand Ballroom of Hotel Sofitel, Chicago, 5550 North River Road, Rosemont, Illinois 60018, on May 21, 1996 at 9:00 a.m. (local time) to consider and act upon the following matters which are more fully described in the accompanying Proxy Statement:

          1. The election of three directors of Class I for three-year terms expiring in 1999;

          2. The approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock; and

          3. Such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record as of the close of business on March 25, 1996 will be entitled to notice of and to vote at the meeting and any adjournment thereof. The transfer books will not be closed.

     The Board of Directors of the Company desires to have the maximum representation at the meeting and respectfully requests that you date, execute and mail promptly the enclosed proxy card in the enclosed postage-paid envelope.

                                            By Order of the Board of Directors,

                                            Carol Stone DePaul, Secretary

Chicago, Illinois
April 1, 1996

--------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT!

 PLEASE EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE RETURN
                               ENVELOPE PROVIDED.

--------------------------------------------------------------------------------

                                  [BALLY LOGO]

                        BALLY ENTERTAINMENT CORPORATION
                           8700 WEST BRYN MAWR AVENUE
                            CHICAGO, ILLINOIS 60631

                                PROXY STATEMENT
                          ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 1996

To Our Stockholders:

     This Proxy Statement is furnished to stockholders of Bally Entertainment Corporation (the "Company") for use at the Annual Meeting of Stockholders on May 21, 1996, or at any adjournment or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The enclosed proxy is solicited on behalf of the Board of Directors of the Company and is subject to revocation at any time prior to the voting of the proxy by notice in writing to the Secretary of the Company or the secretary of the meeting or by appearing and voting in person at the meeting. Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted:

          1. for the election of the nominees for director;

          2. for an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock; and

          3. for such other business as may properly come before the meeting or any adjournment thereof.

     Proxies, ballots and voting tabulations that identify stockholders will be kept confidential, except in a contested proxy solicitation, when necessary to meet applicable legal requirements, pursuant to requests by any gaming regulatory agency with jurisdiction over the Company or at the express request of the stockholder. Chemical Mellon Shareholder Services, L.L.C. has been appointed as the independent inspector of election for the meeting. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is April 1, 1996.

                               VOTING SECURITIES

     The record of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders was taken at the close of business on March 25, 1996. The total outstanding voting stock of the Company as of the close of business on March 25, 1996 consisted of 48,322,791 shares of common stock, par value 66 2/3 cents ("Common Stock") and 15,525,000 shares of 8% PRIDES[sm] Convertible Preferred Stock, par value $1.00 ("Preferred Stock"). Each share of Common Stock is entitled to one vote per share. Each share of Preferred Stock is entitled to four-fifths (4/5) of a vote per share. Shares of Common Stock or Preferred
Stock cannot be voted at the Annual Meeting of Stockholders unless the holder is present in person or by proxy. The presence, in person or by proxy, of a majority of stockholders is necessary to constitute a quorum at the Annual Meeting of Stockholders. The affirmative vote of holders of a majority of the shares of Common Stock and Preferred Stock voting together, represented in person or by proxy at the meeting, is required to elect directors and to approve the amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock.

                  ELECTION OF DIRECTORS AND SECURITY OWNERSHIP

     At the Annual Meeting of Stockholders, three directors of Class I are to be elected for three-year terms expiring in 1999 or until their successors have been duly elected and qualified. Set forth below are the names of, and certain information with respect to, the persons nominated by the Board of Directors for election as directors of Class I. It is intended that all duly executed proxies in the accompanying form will be voted for the election of such nominees (or such substitute nominees as provided below), unless such authorization has been withheld.

     Authority granted to the persons named in the proxy to vote for nominees is limited to the three nominees proposed by the Board of Directors and named below, and proxies cannot be voted for a greater number of persons than the number of nominees named. The Board of Directors is not aware that any of the nominees will be unavailable for service at the date of the meeting. If, for any reason, any of the nominees shall become unavailable for election, an event which is not presently anticipated, discretionary authority may be exercised by the persons named in the proxy to vote for substitute nominees proposed by the Board of Directors.

     The directors of Class II were elected at the 1994 Annual Meeting of Stockholders for three-year terms expiring in 1997. The directors of Class III were elected at the 1995 Annual Meeting of Stockholders for three-year terms expiring in 1998. Information regarding the nominees for election and the continuing directors, as well as information regarding security ownership of certain named executive officers, furnished in part by each such person, appears below:

NOMINEES
                                    CLASS I

                             TERM EXPIRING IN 1999

                                             NUMBER OF SHARES
                                            BENEFICIALLY OWNED
                                           AS OF MARCH 25, 1996
  NAME, AGE, PRINCIPAL                           (1)(2)(3)         PERCENTAGE OWNERSHIP
       OCCUPATION                          ---------------------   ---------------------    PERCENTAGE
     AND ADDITIONAL       HAS SERVED AS     COMMON     PREFERRED    COMMON     PREFERRED   OF AGGREGATE
      INFORMATION         DIRECTOR SINCE     STOCK       STOCK       STOCK       STOCK     VOTING POWER
------------------------  --------------   ---------   ---------   ---------   ---------   ------------
Barrie K. Brunet, 71           1991            4,334       --          *           --            *
Former Vice President of
Bally's Grand, Inc. and
former President and
Chief Operating
Officer of Bally's Reno
Casino Resort. Mr.
Brunet is a director of
Reno Air, Inc. (4)

J. Kenneth Looloian, 73        1992           13,334       --          *           --            *
Executive Vice President
of Di Giorgio
Corporation, a food
distributor, former
partner in Arveron
Investments L.P. and
former Executive Vice
President of
International Controls
Corporation. Mr.
Looloian is a director
of Bally's Casino
Holdings, Inc., Bally's
Park Place, Inc., GNOC,
CORP., Bally's Grand,
Inc., Bally Total
Fitness Holding
Corporation, an operator
of fitness centers, and
Science Management
Corporation, a manager
of technological and
computer systems.

James M. Rochford, 74          1981           34,334       --          *           --            *
Retired Vice President
of the Company and
Retired Superintendent
of Police, City of
Chicago, Illinois.

CONTINUING DIRECTORS
                                    CLASS II

                             TERM EXPIRING IN 1997

                                             NUMBER OF SHARES
                                            BENEFICIALLY OWNED
                                           AS OF MARCH 25, 1996
  NAME, AGE, PRINCIPAL                           (1)(2)(3)         PERCENTAGE OWNERSHIP
       OCCUPATION                          ---------------------   ---------------------    PERCENTAGE
     AND ADDITIONAL       HAS SERVED AS     COMMON     PREFERRED    COMMON     PREFERRED   OF AGGREGATE
      INFORMATION         DIRECTOR SINCE     STOCK       STOCK       STOCK       STOCK     VOTING POWER
------------------------  --------------   ---------   ---------   ---------   ---------   ------------
George N. Aronoff, 62          1979           99,818        --         *           --            *
Partner in the Cleveland
law firm of Benesch,
Friedlander, Coplan &
Aronoff. Mr. Aronoff is
a director of
Specialty Chemical
Resources,
Inc. (5)

Patrick L. O'Malley, 85        1981           77,140        --         *           --            *
Former Chairman of the
Board of Directors of
Michigan Avenue National
Bank and the former
President and Chief
Executive Officer and
present Chairman
Emeritus of Canteen
Company.

Rocco J. Marano, 68            1991           13,334        --         *           --            *
Former Chairman of the
Board of Directors and
Chief Executive Officer
of Bell Communications
Research, Inc. and
former Chairman of the
Board of Directors of
Blue Cross Blue Shield
of New Jersey. Mr.
Marano is a director of
Computer Horizons
Corporation.

                                   CLASS III

                             TERM EXPIRING IN 1998

                                             NUMBER OF SHARES
                                            BENEFICIALLY OWNED
                                           AS OF MARCH 25, 1996
  NAME, AGE, PRINCIPAL                           (1)(2)(3)         PERCENTAGE OWNERSHIP
       OCCUPATION                          ---------------------   ---------------------    PERCENTAGE
     AND ADDITIONAL       HAS SERVED AS     COMMON     PREFERRED    COMMON     PREFERRED   OF AGGREGATE
      INFORMATION         DIRECTOR SINCE     STOCK       STOCK       STOCK       STOCK     VOTING POWER
------------------------  --------------   ---------   ---------   ---------   ---------   ------------
Arthur M. Goldberg, 54         1990        4,258,373       --         8.2%         --          6.6%
Chairman of the Board of
Directors, Chief
Executive Officer and
President of the
Company, Chairman of the
Board of Directors,
President and Chief
Executive Officer of
Bally's Casino Holdings,
Inc., Chairman of the
Board of Directors and
Chief Executive Officer
of Bally's Park Place,
Inc., GNOC, CORP.,
Bally's Grand, Inc. and
Bally Total Fitness
Holding Corporation. Mr.
Goldberg is also the
Chairman of the Board of
Directors, President and
Chief Executive Officer
of Di Giorgio
Corporation and Managing
Partner of Arveron
Investments L.P. Mr.
Goldberg is also a
director of First Union
Corporation, a financial
services company. (4)(6)

Edwin M. Halkyard, 61          1990           17,186       --          *           --           *
Distinguished lecturer
in Management at the
University of South
Carolina College of
Business Administration
and former Senior Vice
President of
Allied-Signal Inc. Mr.
Halkyard is a director
of CityFed Financial
Corp.

NAMED EXECUTIVE OFFICERS

                                          NUMBER OF SHARES
                                         BENEFICIALLY OWNED
                                        AS OF MARCH 25, 1996
                                              (1)(2)(3)         PERCENTAGE OWNERSHIP
                                        ---------------------   ---------------------    PERCENTAGE
                                         COMMON     PREFERRED    COMMON     PREFERRED   OF AGGREGATE
    NAME AND PRINCIPAL OCCUPATION         STOCK       STOCK       STOCK       STOCK     VOTING POWER
--------------------------------------  ---------   ---------   ---------   ---------   ------------
Lee S. Hillman                            201,668       5,000        *          *             *
   Executive Vice President, Chief
   Financial Officer and Treasurer of
   the Company.
Wallace R. Barr                           136,636       5,000        *          *             *
   President and Chief Operating Officer
   of Bally's Park Place, Inc. and GNOC,
   CORP.
Michael G. Lucci, Sr.                     338,786        --          *          --            *
   President and Chief Operating Officer
   of Bally Total Fitness Holding
   Corporation.
Darrell A. Luery                           55,001        --          *          --            *
   President and Chief Operating Officer
   of Bally's Grand, Inc. (4)
All executive officers and directors    5,407,946      10,000       10.3%       *            8.4%
   as a group, 18 people.

---------------

* Less than one percent

(1) Includes the following numbers of shares of Common Stock that the following persons have or had, within 60 days after March 25, 1996, the right to acquire upon the exercise of options: Mr. Goldberg, 2,016,668; Mr. Hillman, 191,668; Mr. Barr, 120,835; Mr. Lucci, 25,001; Mr. Luery, 55,001; Mr.
    Brunet, 3,334; Mr. Looloian, 3,334, Mr. Aronoff, 3,334; Mr. Marano, 3,334; Mr. Halkyard, 3,334; and all current executive officers and directors, including the foregoing, as a group 2,577,349.

(2) Includes, in certain instances, shares of Common Stock held in the name of the director's or executive officer's spouse, minor children, or relatives sharing his home, and in the case of Mr. Goldberg, shares held by Nugget Partners, L.P., a New Jersey limited partnership, whose sole general partner is Mr. Goldberg, the reporting of which is required by applicable rules of the Securities and Exchange Commission, but as to which shares of Common Stock the director or executive officer may have disclaimed beneficial ownership.

(3) Each share of Preferred Stock is entitled to four-fifths (4/5) of a vote per share.

(4) From November 1991 to August 20, 1993, Bally's Grand, Inc. operated its business and managed its properties as a debtor-in-possession under chapter 11 of title 11 of the United States Code. The chapter 11 plan of reorganization for Bally's Grand, Inc. was confirmed on September 15, 1992, and became effective August 20, 1993, at which time Bally's Grand, Inc. emerged from bankruptcy. At the time of such filing, Messrs. Goldberg and Brunet were directors of Bally's Grand, Inc. Mr. Luery was elected Senior Vice President of Bally's Grand, Inc. in 1989, Chief Operating Officer in 1992 and President in 1994.

(5) Includes 1,043 shares of Common Stock that Mr. Aronoff had, as of March 25, 1996, the right to acquire upon the conversion of $13,000 principal amount of the Company's 8% Convertible Senior Subordinated Debentures due 2000, which he owned as of that date. No other person named above owned any such debentures as of March 25, 1996.

(6) Includes 1,505,405 shares of Common Stock that Mr. Goldberg had, as of March 25, 1996, the right to acquire upon the exchange of 1,685,994 shares of Series A Cumulative Exchangeable Preferred Stock, par value $1.00 per share of Bally's Casino, Inc. (a subsidiary of the Company), which he owned as of that date. No other person named above owned any such preferred stock as of March 25, 1996.

     As of February 27, 1996, pursuant to information supplied by FMR Corp. to the Company on March 8, 1996, FMR Corp., through its wholly owned subsidiaries Fidelity Management & Research Company and Fidelity Management Trust Company, beneficially owned 4,136,115 shares of Common Stock, 8.6% of the Common Stock outstanding as of March 25, 1996 and 6.8% of the voting power. As of such date, FMR Corp. had sole voting power with respect to 623,050 shares and sole dispositive power with respect to 4,136,115 shares. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

     The Company is required to identify any director or officer who failed to timely file with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Company's equity securities. Based on material provided to the Company, it believes that during 1995 all such filing requirements were complied with by its directors and officers except for a delayed filing of a Form 4 for Mr. Hillman in connection with his purchase of Preferred Stock.

                 INFORMATION RELATING TO THE BOARD OF DIRECTORS
                      AND CERTAIN COMMITTEES OF THE BOARD

     The Board of Directors held seven meetings during 1995. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees on which he served during 1995.

     The Board of Directors has an Executive Committee, an Audit Committee, a Nominating Committee and a Compensation and Stock Option Committee. The general functions of such committees, the identity of each committee member and the number of committee meetings held by each committee during the last fiscal year are set forth below.

EXECUTIVE COMMITTEE

     The current members of the Executive Committee are Mr. Goldberg, Chairman, and Messrs. Looloian, Marano and Aronoff. The Executive Committee may exercise all of the powers of the Board of Directors to the extent permitted by law. The Executive Committee did not hold any meetings during 1995.

AUDIT COMMITTEE

     The current members of the Audit Committee are Mr. O'Malley, Chairman, and Messrs. Halkyard and Looloian. The general functions of the Audit Committee include selecting the independent auditors (or recommending such action to the Board of Directors), evaluating the performance of the independent auditors and their fees for services, reviewing the scope of the annual audit with the independent auditors and the results of the audit with management and the independent auditors, consulting with management, internal auditors and the independent auditors as to the systems of internal accounting controls, and reviewing the nonaudit services performed by the independent auditors and considering the effect, if any, on their independence. The Audit Committee held four meetings during 1995.

NOMINATING COMMITTEE

     The current members of the Nominating Committee are Mr. Marano, Chairman, and Messrs. Goldberg, Rochford and Brunet. The general functions of the Nominating Committee include recommending to the Board of Directors nominees for election as directors, consideration of the performance of incumbent directors in determining whether to nominate them for reelection and making recommendations with respect to the organization and size of the Board of Directors and its committees. The Nominating Committee did not hold any meetings during 1995.

     The Nominating Committee will consider nominees recommended by stockholders. Such a recommendation will be considered if submitted in writing addressed to the Company c/o "Chairman, Nominating Committee," accompanied by a description of the proposed nominee's qualifications and other relevant biographical information, and a written indication of the consent of the proposed nominee. Candidates for nomination as director are considered on the basis of their broad business, financial and public service experience, and should not represent any particular constituency, but rather the stockholders generally. The nominees should be highly regarded for capability and integrity within their fields or professions. In addition, the activities or associations of the nominees should not constitute conflicts of interest or legal impediments that might preclude service as a Company director. Moreover, nominees must be able, and must have expressed a willingness, to devote the time required to serve effectively as a director and as a member of one or more committees of the Board of Directors.

COMPENSATION AND STOCK OPTION COMMITTEE

     The current members of the Compensation and Stock Option Committee (the "Compensation Committee") are Mr. Halkyard, Chairman, and Messrs. O'Malley and Marano. The general functions of the Compensation Committee include approval (or recommendation to the Board of Directors) of the compensation arrangements for senior management, directors and other key employees, review of benefit plans in which officers and directors are eligible to participate, periodic review of the equity compensation plans of the Company and the grants under such plans, and oversight of management development to ensure continuity of senior management. The Compensation Committee held four meetings during 1995.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are also employees of the Company do not receive any additional compensation for service on the Board of Directors or any committees of the Board of Directors. In 1995, the members of the Board of Directors who were not employees received an annual retainer of $35,000 plus a $2,000 stipend for each meeting attended. Non-employee directors received additional stipends for service on committees of the Board of Directors of $500 per year for committee members and $2,500 per year for committee chairmen, except the Chairmen of the Audit and Compensation Committees, each of whom received annual stipends of $5,000.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers of the Company at the end of 1995, for services rendered in all capacities to the Company during the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                              ANNUAL COMPENSATION                AWARDS
                                                      ------------------------------------   ---------------
                                                                                 OTHER         SECURITIES          ALL
                                                                                 ANNUAL        UNDERLYING         OTHER
                                                       SALARY       BONUS     COMPENSATION      OPTIONS/       COMPENSATION
     NAME AND PRINCIPAL POSITION             YEAR        ($)         ($)         ($)(1)         SARS (#)           ($)
-------------------------------------        ----     ---------   ---------   ------------   ---------------   ------------
Arthur M. Goldberg                           1995     2,200,000   1,000,000      476,170(2)      550,000         2,527,642(3)
 Chairman of the Board of Directors,         1994     2,200,000          --      583,708         150,000           746,577
 Chief Executive Officer and  President      1993     2,200,000          --      642,284         450,000         4,179,713
 of the Company

Lee S. Hillman                               1995       350,000     400,000           --          25,000            61,625(4)
 Executive Vice President,                   1994       350,000     300,000           --          75,000             7,346
 Chief Financial Officer                     1993       350,000     250,000           --         100,000           252,500
 and Treasurer of the Company

Wallace R. Barr                              1995       900,000     650,000           --          25,000           176,562(5)
 President and Chief Operating               1994       700,000     450,000           --          75,000            41,567
 Officer of Bally's Park Place, Inc.         1993       704,565     290,000           --         100,000            16,239
 and GNOC, CORP.

Michael G. Lucci, Sr.                        1995       500,000          --       95,558(7)           --            57,811(8)
 President and Chief Operating Officer of    1994       500,000          --           --          75,000            17,308
   Bally Total Fitness Holding Corporation   1993(6)    380,000     300,000           --          75,000                --

Darrell A. Luery                             1995       558,000     283,500           --          25,000            67,468(10)
 President and Chief Operating               1994(9)    540,000     270,000           --          75,000            39,351
 Officer of Bally's Grand, Inc.

---------------

 (1) Certain incidental personal benefits to executive officers of the Company may result from expenses incurred by the Company in the interest of attracting and retaining qualified personnel. This Proxy Statement does not describe such incidental personal benefits made available to executive officers during 1995, because the incremental cost to the Company of such benefits is below the Securities and Exchange Commission disclosure threshold.

 (2) This total includes (i) a $472,681 tax gross-up payment with respect to Mr. Goldberg's retirement annuity; and (ii) a $3,489 tax gross-up payment with respect to Mr. Goldberg's split-dollar life insurance policy.

 (3) This total includes (i) $464,787 paid by the Company for Mr. Goldberg's retirement annuity; (ii) $4,260 paid by the Company for premiums on Mr. Goldberg's split-dollar life insurance policy; (iii) $37,595 which is the discount to the present value of a refund on the split-dollar life insurance policy; (iv) $166,000 matched by the Company for Mr. Goldberg's participation in the Company's savings plans; and (v) $1,855,000 paid to Mr. Goldberg in lieu of certain rights he had under his employment agreement.

 (4) This amount represents amounts matched by the Company for Mr. Hillman's participation in the Company's savings plans.

 (5) This amount represents (i) $162,462 matched by Bally's Park Place, Inc. for Mr. Barr's participation in the Company's savings plans; (ii) $10,032 matched by Bally's Park Place, Inc. for Mr. Barr's participation in its profit sharing plan; and (iii) $4,068 for life insurance premiums paid by Bally's Park Place, Inc.

 (6) Mr. Lucci's employment as an executive officer of the Company commenced as of April 29, 1993 and terminated as of January 9, 1996 as a result of the distribution by the Company to its stockholders of all of the outstanding shares of common stock of its former wholly owned subsidiary, Bally Total Fitness Holding Corporation ("BFIT"), formerly known as Bally's Health & Tennis Corporation.

 (7) This amount represents (i) $49,410 paid by BFIT with respect to Mr. Lucci's accommodations in Chicago; (ii) a $30,057 tax gross-up payment by BFIT with respect to Mr. Lucci's accommodation costs; and (iii) other perquisites totalling $16,091.

 (8) This amount represents (i) $56,250 matched by BFIT for Mr. Lucci's participation in one of the Company's savings plans; and (ii) $1,561 for life insurance premiums paid by BFIT.

 (9) Mr. Luery's employment as an executive officer of the Company commenced as of December 30, 1994.

(10) This amount represents amounts matched by Bally's Grand, Inc. for Mr. Luery's participation in the Company's savings plans.

EMPLOYMENT AGREEMENTS

Mr. Goldberg

     The Company and Mr. Goldberg entered into an employment agreement guaranteed by Bally's Park Place, Inc. (the "Goldberg Employment Agreement") dated as of November 1, 1990 for a three-year term. The Goldberg Employment Agreement has been amended, among other things, to increase the base salary to $2,200,000 and extend the term of the Goldberg Employment Agreement through October 31, 1998, with automatic annual extensions for additional one-year periods unless either party gives written notice to the other prior to October 1 of any year fixing the remainder of the term at three years without automatic extension. The Goldberg Employment Agreement provides for the Company to contribute, each year during the term of Mr. Goldberg's employment, amounts to provide Mr. Goldberg with annual retirement benefits, if he is employed by the Company until age 62, equal to the excess, if any, of (i) 50% of the average of his cash compensation for any of the three highest years preceding the year in which he attains age 62, over (ii) the sum of $258,189 and the retirement benefit payable to Mr. Goldberg under the Company's other retirement or similar benefit programs in which Mr. Goldberg participates, except the Company's 401(k) program (the "Supplemental Retirement Benefit Arrangement"). The contributions under the Supplemental Retirement Benefit Arrangement are to be paid (i) directly to Mr. Goldberg; (ii) to the appropriate governmental taxing authority on Mr. Goldberg's behalf; or (iii) to a supplemental retirement benefit trust, together with a tax gross-up payment so that the net benefit received by Mr. Goldberg, after payment of all taxes, is equal to the required contribution by the Company. Upon termination of Mr. Goldberg's employment without cause, in addition to other payments, the Company is required to make an additional contribution, which would equal three times the contribution most recently made prior thereto, provided that all retirement benefits from the Supplemental Retirement Benefit Arrangement would not exceed the benefits described in the second preceding sentence. Furthermore, in the event there is a change in control of the Company (as defined in the Goldberg Employment Agreement) and within two years thereafter Mr. Goldberg's employment is terminated by the Company or by him voluntarily following a constructive termination without cause, Mr. Goldberg will be entitled to a lump sum payment equal to the greater of (i) the sum of his base salary for the remainder of his employment term, plus the average of the semi-annual bonuses awarded to him prior to his termination multiplied by two times the number of half-years remaining in his employment term; or (ii) three times his base salary. In such event, he shall also be entitled to any bonuses awarded but not yet paid, the value of his continued participation in certain employee benefit plans of the Company (or continued participation in such plans until the end of the employment term or the time Mr. Goldberg receives equivalent coverage from a subsequent employer), certain retirement trust contributions and payment by the Company of premiums on his split-dollar life insurance policy as if Mr. Goldberg had been employed by the Company until age 62. Mr. Goldberg would also be entitled to a tax gross-up payment with respect to any payment made after a change in control subject to the excise tax. If a change in control of the Company were to occur on April 1, 1996, Mr. Goldberg would be entitled to a payment of approximately $24,200,000 under the Goldberg Employment Agreement.

Mr. Hillman

     The Company and Mr. Hillman entered into an employment agreement effective as of April 15, 1995 for a three-year term ending April 14, 1998 with automatic annual extensions for additional one-year periods unless either party gives written notice to the other prior to March 1 of any year fixing the remainder of the term at three years without automatic extension. The agreement provides for an annual base salary of $400,000, effective January 1, 1996. In the event of a change in control of the Company, Mr. Hillman may terminate the agreement and receive a lump sum payment equal to six months of his base salary. In the event of a change in control of the Company, as a result of which Mr. Hillman is asked to leave the employ of the Company, Mr. Hillman is entitled to receive a lump sum payment equal to 36 months base salary and two times the average of his bonuses for the prior three years. Mr. Hillman would also be entitled to a tax gross-up payment with respect to any payment made after a change in control subject to the excise tax. If a change in control of the Company were to occur on April 1, 1996 and Mr. Hillman were asked to leave the employ of the Company, Mr. Hillman would be entitled to a payment of approximately $2,700,000 under his employment agreement.

Mr. Barr

     The Company, Bally's Park Place and Mr. Barr entered into an employment agreement effective as of January 1, 1995 for a term expiring December 31, 1998. The agreement provides for an annual base salary of $900,000. In the event of an initial public offering of the common stock of either Bally's Park Place, Inc. or GNOC, CORP. during the term of the employment agreement, Mr. Barr will receive stock options and/or stock awards in amounts consistent with the highest grants of these types to other employees of the Company and its subsidiaries, other than the Chairman of the Board or President of the Company. In the event of a change in control of the Company, Mr. Barr may terminate the agreement and receive a lump sum payment equal to six months of his base salary. In the event of a change in control of the Company, as a result of which Mr. Barr is asked to leave the employ of the Company, Mr. Barr is entitled to receive a lump sum payment equal to either 24 months base salary or an amount equal to his base salary for the balance of the term of his employment agreement, whichever amount is greater, and the greater of his average bonus for the prior three years or the bonus for the prior year. Mr. Barr would also be entitled to a tax gross-up payment with respect to any payment made after a change in control subject to the excise tax. If a change in control of the Company were to occur on April 1, 1996 and Mr. Barr were asked to leave the employ of the Company, Mr. Barr would be entitled to a payment of approximately $4,600,000 under his employment agreement.

Mr. Luery

     Mr. Luery and Bally's Grand, Inc. entered into an employment agreement dated June 5, 1995, for a term expiring April 30, 1998. The employment agreement provides for the payment of an annual base salary, subject to periodic review by the Board of Directors of Bally's Grand, Inc. (or the Company in certain circumstances), plus bonuses, payable at the discretion of the Board of Directors of Bally's Grand, Inc. (or the Company in certain circumstances). Mr. Luery's annual base salary is $567,000. In the event that Mr. Luery voluntarily terminates the employment agreement or his employment is terminated by Bally's Grand, Inc. for "cause" (as defined in the employment agreement), Mr. Luery is subject to certain noncompetition covenants and will be for a period of one year following the termination of his employment in certain circumstances. In the event of a change in control (as defined in the employment agreement) of Bally's Grand, Inc. and Mr. Luery is asked to leave the employ of Bally's Grand, Inc., or absent cause, Mr. Luery elects to terminate his employment because he has been constructively terminated, Mr. Luery will be entitled to receive a lump sum payment equal to the full amount of his then-current base salary for the remainder of the term of his employment agreement or 24 months, whichever is greater, and the greater of the average bonuses, if any, paid to Mr. Luery for the three previous years or the bonus paid to Mr. Luery for the prior year. Mr. Luery would also be entitled to a tax gross-up payment with respect to any payment made after a change in control subject to the excise tax. If a change in control of Bally's Grand, Inc. were to occur on April 1, 1996, and Mr. Luery were asked to leave the employ of Bally's Grand, Inc., Mr. Luery would be entitled to payment of approximately $1,500,000 under his employment agreement.

RETIREMENT SAVINGS PLAN

     On September 7, 1994, the Company adopted the Bally Entertainment Corporation Management Retirement Savings Plan (the "Savings Plan"). The Savings Plan is a deferred compensation plan designed to permit a select group of management or highly compensated employees to enhance the security of themselves and their beneficiaries following retirement or other termination of their employment. The Savings Plan is intended to be an "employee pension benefit plan" under the Employee Retirement Income Security Act of 1974, as amended, and is unfunded and maintained by the Company. The Savings Plan is not intended to be qualified under the Internal Revenue Code of 1986, as amended. The Board of Directors, in its sole discretion, designates those members of management or highly compensated employees who are eligible to participate in the Savings Plan. Currently, over 150 employees are eligible to participate in the Savings Plan.

     During the first half of 1995, the Company and its subsidiaries provided a matching contribution as follows: 100% of the first 10% of eligible compensation the participant defers, 50% of the second 10% of eligible compensation the participant defers and 0% thereafter. Effective July 1, 1995, the Savings Plan was amended to provide that the Company and its subsidiaries provide a matching contribution of 50% of the first 15% of eligible compensation the participant defers and 0% thereafter. Matching contributions are credited to a participant's matching account and become vested as follows: after one but less than two Years of Deferral they become 33 1/3% vested, after two but less than three Years of Deferral they become 66 2/3% vested, and after more than three Years of Deferral they become fully vested. For this purpose, a "Year of Deferral" is credited with respect to a matching contribution for each completed calendar year commencing after the calendar year for which the matching contribution was made. A participant generally may elect to receive his benefits under the Savings Plan in a lump sum or in installments over a period of no more than 10 years. As soon as possible (but not later than five business days) after a change in control of the Company, as defined in the Savings Plan, all of the participants' accounts will become 100% vested.

     For 1995, the Company and its subsidiaries will contribute cash of $2,279,354 to the accounts of all participants in the Savings Plan, of which $640,370 is for the accounts of all executive officers as a group. Amounts allocated to the executives named in the Summary Compensation Table were as follows: Mr. Goldberg $165,000, Mr. Hillman $60,625, Mr. Barr $161,019, Mr. Lucci $56,250 and Mr. Luery $62,386.

STOCK OPTION AND SAR GRANTS

     The following table sets forth the information noted for all grants of stock options made to each of the executive officers named in the Summary Compensation Table during 1995:

                    OPTION/SAR(1) GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS                             POTENTIAL REALIZABLE
                        --------------------------------------------------------------    VALUE AT ASSUMED ANNUAL
                         NUMBER OF                                                          RATES OF STOCK PRICE
                         SECURITIES       PERCENT OF TOTAL      EXERCISE                  APPRECIATION FOR OPTION
                         UNDERLYING         OPTIONS/SARS        OR BASE                           TERM(2)
                        OPTIONS/SARS    GRANTED TO EMPLOYEES     PRICE      EXPIRATION    ------------------------
          NAME          GRANTED(#)(3)      IN FISCAL YEAR       ($/SH)(4)      DATE         5%($)         10%($)
------------------------------------    --------------------    --------    ----------    ----------    ----------
Arthur M. Goldberg......    500,000             47.3%              6.30       1/19/05      1,981,018     5,020,289
                             50,000              4.7%             11.05      12/12/05        347,464       880,543

Lee S. Hillman..........     25,000              2.4%             11.05      12/12/05        173,732       440,271

Wallace R. Barr.........     25,000              2.4%             11.05      12/12/05        173,732       440,271

Michael G. Lucci, Sr....         --               --                 --            --             --            --

Darrell A. Luery........     25,000              2.4%             11.05      12/12/05        173,732       440,271

---------------

(1) There were no SARs granted to any of the executive officers named in this table in 1995. In addition, in 1995 the Company's 1989 Incentive Plan was amended to eliminate the Company's ability to issue SARs.

(2) The potential realizable values represent future opportunity and have not been reduced to present value in 1995 dollars. The dollar amounts included in these columns are the result of calculations at assumed rates set by the Securities and Exchange Commission for illustration purposes. These rates are not intended to be a forecast of the Common Stock price and are not necessarily indicative of the values that may be realized by the named executive officer. The potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of 5 percent and 10 percent over the full 10-year term of the options. For example, in order for the individuals named above who received options with an exercise price of $11.05 per share to realize the potential values set forth in the 5 percent and 10 percent columns in the table above, the price per share of the Common Stock would have to be approximately $18.00 and $28.66, respectively.

(3) One-third of the options granted may be exercised on the first anniversary of the date of grant, two-thirds after two years from the date of grant and 100% after three years from the date of grant. Each grant was made on the date which is 10 years prior to the date of expiration set forth in the table.

(4) Pursuant to the terms of the Company's stock option plans, the Compensation Committee made an adjustment to the exercise price of all outstanding options in connection with the distribution of the shares of BFIT to the Company's stockholders in January 1996. The adjustment was equal to one quarter of the average closing price for the shares of BFIT for the first 20 days of trading, reflecting the distribution of one quarter of a share of BFIT for each share of Common Stock. This adjustment resulted in a reduction of all exercise prices by $1.20 per share.

STOCK OPTION AND SAR EXERCISES

     The following table sets forth certain information concerning exercises of stock options and SARs by each of the executive officers named in the Summary Compensation Table during 1995 and their stock options and SARs outstanding as of December 31, 1995:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                          NUMBER OF
                                                          SECURITIES
                                                          UNDERLYING        VALUE OF UNEXERCISED
                                                         UNEXERCISED            IN-THE-MONEY
                                                       OPTIONS/SARS AT         OPTIONS/SARS AT
                                                      FISCAL YEAR-END(#)    FISCAL YEAR-END($)(2)
                              SHARES        VALUE     ------------------    ---------------------
                           ACQUIRED ON    RECEIVED     EXERCISABLE(E)/         EXERCISABLE(E)/
           NAME            EXERCISE(#)       ($)       UNEXERCISABLE(U)       UNEXERCISABLE(U)
---------------------------------------   ---------   ------------------    ---------------------
Arthur M. Goldberg(3)......      --          --            1,850,001 E            22,020,008 E
                                                             799,999 U             5,678,742 U

Lee S. Hillman.............      --          --              191,668 E             1,614,177 E
                                                             108,332 U               682,073 U

Wallace R. Barr............      --          --              104,169 E               792,018 E
                                                             108,331 U               729,982 U

Michael G. Lucci, Sr.(4)...      --          --               75,001 E               490,008 E
                                                              74,999 U               561,867 U

Darrell A. Luery...........      --          --               55,001 E               436,008 E
                                                              84,999 U               551,992 U

---------------

(1) Pursuant to the terms of the Company's stock option plans, the Compensation Committee made an adjustment to the exercise price of all outstanding options in connection with the distribution of the shares of BFIT to the Company's stockholders in January 1996. The adjustment was equal to one quarter of the average closing price for the shares of BFIT for the first 20 days of trading, reflecting the distribution of one quarter of a share of BFIT for each share of Common Stock. This adjustment resulted in a reduction of all exercise prices by $1.20 per share.

(2) Value is based on the closing price of a share of Common Stock as of December 31, 1995 ($14.00) minus the exercise or base price.

(3) Shares under option at December 31, 1995 include an award to purchase 500,000 shares of Common Stock that can be deemed SARs at Mr. Goldberg's election.

(4) Mr. Lucci's options to purchase Common Stock terminate on April 9, 1996 as a result of the Company's distribution of the shares of BFIT to the Company's stockholders.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is composed of three non-employee directors. The Committee is responsible for approval (or recommendation to the Board of Directors) of the compensation arrangements for senior management, directors and other key employees; review of benefit plans in which officers and directors are eligible to participate; periodic review of the equity compensation plans of the Company and grants under such plans; and oversight of management development to ensure continuity of senior management.

     In October 1990, the Board of Directors commenced a significant restructuring effort relating to the Company's financial condition and operations. As part of the restructuring, the Committee sought to establish executive compensation programs intended to attract and retain executives capable of enhancing stockholder value through the restructuring and the operation of the Company's core businesses. Because of the uncertainty then surrounding the Company's future and the necessity of having dynamic and long-term leadership to guide the Company through the restructuring and beyond, the Committee determined that in order to attract and retain executives with these qualities, it was necessary to offer executive officers significant base salaries, multi-year contracts and, to provide further incentive for increasing stockholder value, significant stock option awards. Further, given the complex and ongoing nature of the restructuring, the Committee concluded that creation of compensation arrangements linked to specific operating results or more traditional criteria was inappropriate. Since 1990, the volatility of the Company's results and stock price because of the implementation of the various steps in the restructuring has continued to make it problematic to link compensation to traditional criteria. In addition, the Committee believes that compensation plans that provide appropriate incentive to management do not, at this time, meet the requirements of Section 162(m) of the Internal Revenue Code and, consequently, the Committee has determined that the Company's performance standards will not comply with that Section.

     It was the Board of Director's view in October 1990, and it remains the view of the Committee today, that the use of stock option awards aligns the interests of the Company's executive officers with the long-term interests of the Company's stockholders. The object of these awards is to provide incentive to management to reinforce and advance the long-term interests of the Company and its stockholders. Stock option awards provide rewards to executives for the creation of incremental stockholder value and have the potential of providing significant benefit to the executives without requiring the Company to make significant cash payments. Stock options only produce value to executives as the price of the Common Stock appreciates, thereby directly linking the interests of executives with those of the stockholders. During the latter part of 1995, the Board determined to provide further incentive for management to stay with the Company by granting options in a triennial cycle with one year of significant grants being followed by two years of smaller grants.

     The Company's goals for 1995 were to increase profitability at its Las Vegas and Atlantic City locations, open new facilities in New Orleans and Mississippi and complete the spin-off of BFIT, the health club business. In its compensation decisions during 1995, the Committee considered current quantitative measures including Company earnings and the price of the Common Stock and qualitative achievements in the context of strengthening the gaming business in both mature and newer markets and positioning it for further growth. The Committee recognized qualitative factors such as contributions of executive officers to the achievement of the Company's goals in a volatile business environment, the implementation of policies and measures that will benefit the Company's long-term performance and thus ultimately benefit the Company's stockholders, and the managerial vision, decision-making responsibilities, effectiveness and teamwork of individual executive officers. The Committee believes that the Company achieved all its goals as evidenced by earnings at its properties in mature markets, successful openings in new markets and completion of the spin-off, and consequently rewarded management with significant cash bonuses.

     The compensation of the Company's Chief Executive Officer has been designed to reward him for his efforts in connection with the restructuring and enhancing the long-term performance of the Company and ultimately increasing stockholder value. Prior to 1995, the Chief Executive Officer's total compensation package, comprised of his original base compensation and stock option grants, had been approved by the Committee in order to compensate him in his continuing efforts to improve the Company's performance and to provide further incentive to increase the short and long-term interests of the Company and its stockholders. The Company's success in 1995, which was reflected in the increase in the price of the Common Stock throughout the year, caused the Committee to grant the Chief Executive Officer a significant cash bonus for 1995.

     The Committee believes that the cumulative total returns to the Company's stockholders of 559% (measured as of December 31, 1995) and 653% (measured as of March 1, 1996) since December 31, 1990 support the success of the Company's approach to compensation. The cumulative total return to the Company's stockholders since December 31, 1990 is set forth in the graph which follows.

                             COMPENSATION COMMITTEE
                            E.M. HALKYARD, CHAIRMAN
                                 P.L. O'MALLEY
                                  R.J. MARANO

                               PERFORMANCE GRAPH
        CUMULATIVE TOTAL RETURN DECEMBER 31, 1990 THROUGH MARCH 1, 1996* BALLY ENTERTAINMENT CORPORATION, S&P 500, DOW JONES CASINO INDUSTRY GROUP
              AND DOW JONES ENTERTAINMENT & LEISURE INDUSTRY GROUP

                                                                    DJ EN-
      MEASUREMENT PERIOD                                         TERTAINMENT &
    (FISCAL YEAR COVERED)            BALLY        DJ CASINOS        LEISURE         S&P 500
12/31/90                              100             100             100             100
12/31/91                              247             153             124             130
12/31/92                              371             237             155             140
12/31/93                              400             362             195             153
12/31/94                              288             278             178             155
12/31/95                              659             368             235             212
3/1/96                                753             442             259             222

* Assumes $100 invested on December 31, 1990 in Bally Common Stock, the S&P 500, the Dow Jones Casino Industry Group and the Dow Jones Entertainment & Leisure Industry Group. Total return assumes reinvestment of dividends.

  On November 6, 1995, the Company's Board of Directors declared a spin-off distribution of the Company's fitness center segment operated by BFIT. With the disposition of the fitness center operations, the Company's continuing operations comprise one industry segment, with all significant revenues arising from its casino operations and, where applicable, supporting hotel operations. Given this change, management believes that a comparison to the Dow Jones Casino Industry Group is more appropriate than a comparison to the Dow Jones Entertainment & Leisure Industry Group which was presented in the Performance Graph in the prior year's Proxy Statement. A comparison to both industry groups is presented above.

     PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                         FROM 80,000,000 TO 120,000,000

     The Board of Directors has unanimously approved the amendment of Article Fourth of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 80,000,000 to 120,000,000. The Board of Directors recommends that the Company's stockholders approve this amendment at the Annual Meeting.

     The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock in order to have additional authorized shares available for issuance to meet business needs as they arise. The Board of Directors believes that the availability of such additional shares will provide the Company with the flexibility to issue Common Stock for proper corporate purposes which may be identified by the Board of Directors in the future, such as the granting of stock options and other stock-based incentives, and issuances in connection with financings and/or acquisitions. No such transaction is currently contemplated by the Company.

     Substantially all of the 80,000,000 shares of Common Stock currently authorized for issuance are either issued or reserved for issuance. If the proposed amendment to the Restated Certificate of Incorporation is approved, the authorized shares of Common Stock in excess of those issued and reserved will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the Company's securities may be listed or traded. The Board of Directors does not intend to issue any Common Stock except on terms which the Board deems to be in the best interests of the Company and its stockholders. The Company has no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of Common Stock proposed to be authorized. Because holders of Common Stock do not have preemptive rights, any future issuances of Common Stock will have a dilutive effect on present stockholders.

     The full text of Article FOURTH, Section A, as such Article and Section are proposed to be amended, is as follows:

        FOURTH:

             A. General Authorization.

             The aggregate number of shares of capital stock which the Corporation is authorized to issue is 150,000,000 shares, consisting of:

                (i) 120,000,000 shares of common stock, having a par value of 66 2/3 cents per share; and

                (ii) 30,000,000 shares of preferred stock, having a par value of $1.00 per share.

     The affirmative vote of the holders of a majority of the voting power represented by the outstanding shares of Common Stock and Preferred Stock voting as a class is required to approve this proposal. If approved by the stockholders, the proposed amendment to the Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of Delaware, which is expected to be accomplished on May 23, 1996, or as soon thereafter as practicable.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND ARTICLE FOURTH OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                               LEGAL PROCEEDINGS

     Several purported derivative actions against the Company and certain of its current and former directors, originally filed in December 1990 and January 1991, have been consolidated under the caption In re: Bally Entertainment Corporation Shareholders Litigation in the Court of Chancery of the State of Delaware, New Castle County. The consolidated complaint alleges, among other things, breach of fiduciary duty, corporate mismanagement, and waste of corporate assets in connection with certain actions including, among other things, payment of compensation, certain acquisitions by the Company, the dissemination of allegedly materially false and misleading information, the proposed restructuring of the Company's debt, and a subsidiary's allegedly discriminatory practices. The plaintiffs seek, among other things, (i) injunctions against payment of certain termination compensation benefits and implementation of the proposed restructuring plan; (ii) rescission of consummated transactions and a declaration that the complained-of transactions are null and void; (iii) an accounting by individual defendants of damages to the Company and benefits received by such defendants; (iv) the appointment of a representative to negotiate on behalf of the stockholders in connection with any proposed restructuring; and (v) costs and disbursements, including a reasonable allowance for the fees and expenses of plaintiffs' attorneys, accountants and experts.

                          TRANSACTIONS WITH MANAGEMENT

     In 1995, the Company reimbursed Di Giorgio Corporation approximately $165,000 for certain indirect administrative expenses. The amount of the reimbursement is intended to replace the portion of such expenses directly benefiting the Company. Mr. Goldberg is the beneficial owner of approximately 50% of the voting securities of Di Giorgio Corporation. In 1995, a subsidiary of the Company paid $250,000 to a partnership of which Mr. Goldberg owns 57% for services provided in connection with the subsidiary's investments in publicly traded securities and for research. A partnership in which Messrs. Goldberg and Lucci are each 20% limited partners purchased a facility in Texas from the Federal Deposit Insurance Corporation. BFIT leases this facility for one of its fitness centers. The rent did not change as a result of this transfer pursuant to the lease for this facility. Rent is approximately $67,000 per month and is subject to additional 15% increases at five and ten-year intervals. The proportionate share of the 1995 rent payments for each of Messrs. Goldberg and Lucci was approximately $161,000. Mr. Lucci has other interests in real estate, or entities owning real estate, that are leased to BFIT for fitness centers. Mr. Lucci's interests range from approximately 17% to 25% in four locations. These arrangements were created prior to the Company's acquisition of the business of BFIT. The Company believes that the terms of these leases are at least as favorable to BFIT as those which could be obtained from unrelated parties. In 1995, payments by BFIT under these leases totalled approximately $1,185,000, of which $257,000 constituted Mr. Lucci's proportionate share. During 1995, BFIT paid approximately $1,200,000 for goods and services from a company which employed a relative of Mr. Hillman. Based on BFIT's receipt of competitive bids for similar items, BFIT believes that the terms of these arrangements are at least as favorable to BFIT as those which could be obtained from unrelated parties. During 1995, the law firm of Benesch, Friedlander, Coplan & Aronoff rendered legal services to the Company and its subsidiaries. Mr. Aronoff, a director of the Company, is a partner in this law firm. The Company plans to retain this firm during the current year. On December 29, 1995, Bally's Grand, Inc. purchased 24,300 shares of its common stock from Mr. Luery for $16.00 per share, the closing price for that stock on that date.

                                    AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has approved the selection of Ernst & Young LLP as the Company's independent auditors for 1996. Representatives of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     In addition to the matters described above, there will be an address by the Chairman of the Board of Directors and a general discussion period during which stockholders will have an opportunity to ask questions.

     Management knows of no other business to be presented for action at the meeting. If other matters properly come before the meeting or any adjournment thereof, the persons named as proxies will vote upon them in accordance with their best judgment.

                            EXPENSE OF SOLICITATION

     The cost of this solicitation will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interviews by regular employees of the Company. The Company has retained MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010, to assist in the soliciting of proxies and will pay that firm a fee of $10,000, plus out-of-pocket expenses for such services. The Company will also reimburse brokerage houses and others for forwarding proxy material to beneficial owners of Common Stock and Preferred Stock.

               STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     The date by which stockholder proposals for inclusion in the proxy materials relating to the next Annual Meeting of Stockholders must be received by the Company at its principal executive offices, Attention: Carol Stone DePaul, Secretary, Bally Entertainment Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631, is December 9, 1996.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to stockholders for the year 1995, which contains consolidated financial statements of the Company, accompanies this proxy statement. The Company will provide to any stockholder as of the record date who so requests in writing, copies of its Annual Report on Form 10-K, and, if specifically requested, the financial statement schedules and exhibits thereto. Requests for such copies should be directed to Carol Stone DePaul, Secretary, Bally Entertainment Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631.

                                          By Order of the Board of Directors,

                                          CAROL STONE DE PAUL
                                          Secretary

Chicago, Illinois
April 1, 1996

 PLEASE DATE AND SIGN YOUR PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED
                                RETURN ENVELOPE.

                        BALLY ENTERTAINMENT CORPORATION
                           8700 WEST BRYN MAWR AVENUE
                            CHICAGO, ILLINOIS 60631

                          BALLY ENTERTAINMENT CORPORATION
                8700 West Bryn Mawr Avenue, Chicago, Illinois 60631
       P
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                The undersigned hereby appoints James S. Montana, Jr. and Carol
       R Stone DePaul, or either of them, proxies of the undersigned with full power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of Bally Entertainment Corporation (the "Company") to be held on May 21, 1996, at 9:00 a.m.
       O (local time), in Le Grand Ballroom of Hotel Sofitel, Chicago, 5550 North River Road, Rosemont, Illinois 60018, or at any adjournment(s) thereof.

       X        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
           PROPOSALS NUMBER (1) AND (2).

                PLEASE DATE, SIGN EXACTLY AS NAME APPEARS ON THE REVERSE,
       Y   AND RETURN THIS PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

   COMMENTS/ADDRESS CHANGE: PLEASE MARK
   COMMENTS/ADDRESS BOX ON REVERSE SIDE

                                     (Continued and to be signed on other side)

                                                                                             /X/     PLEASE MARK
                                                                                                      EACH VOTE
                                                                                                      LIKE THIS

                             -------------------
                                  PREFERRED


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR PROPOSALS NUMBER (1) AND (2).

                        FOR     WITHHELD
                        ALL     FOR ALL                            FOR     AGAINST    ABSTAIN
1. Election of Class   /  /      /  /      2. Approval of an      /  /      /  /       /  /         3. In their discretion on all
   I Directors for                            amendment to the                                         other matters that may
   three-year terms                           Company's Restated                                       properly come before the
   expiring in 1999.                          Certificate of                                           meeting.
   BARRIE K. BRUNET                           Incorporation to
   J. KENNETH LOOLOIAN                        increase the number
   JAMES M. ROCHFORD                          of authorized shares
                                              of Common Stock.
   (INSTRUCTION: TO WITHHOLD
   AUTHORITY TO VOTE FOR ANY
   INDIVIDUAL NOMINEE, WRITE
   THAT NOMINEE'S NAME ON THE
   LINE BELOW.)

   ------------------------------

                                                                              COMMENTS/ADDRESS CHANGE

                                                                          Please mark this box if you have    /   /
                                                                           written comments/address change
                                                                                 on the reverse side.

Signature(s) ____________________________________________________________________ Date ______________________

        NOTE: Please sign as name appears hereon. Joint owners should each sign.
When signing as attorney, executor, administrator,trustee or guardian, please give full title as such.



                          BALLY ENTERTAINMENT CORPORATION
                8700 West Bryn Mawr Avenue, Chicago, Illinois 60631
       P
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                The undersigned hereby appoints James S. Montana, Jr. and Carol
       R Stone DePaul, or either of them, proxies of the undersigned with full power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of Bally Entertainment Corporation (the "Company") to be held on May 21, 1996, at 9:00 a.m.
       O (local time), in Le Grand Ballroom of Hotel Sofitel, Chicago, 5550 North River Road, Rosemont, Illinois 60018, or at any adjournment(s) thereof.

       X        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
           PROPOSALS NUMBER (1) AND (2).

                PLEASE DATE, SIGN EXACTLY AS NAME APPEARS ON THE REVERSE,
       Y   AND RETURN THIS PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

   COMMENTS/ADDRESS CHANGE: PLEASE MARK
   COMMENTS/ADDRESS BOX ON REVERSE SIDE

                                     (Continued and to be signed on other side)

                                                                                             /X/     PLEASE MARK
                                                                                                      EACH VOTE
                                                                                                      LIKE THIS

                             -------------------
                                   COMMON


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR PROPOSALS NUMBER (1) AND (2).

                        FOR     WITHHELD
                        ALL     FOR ALL                            FOR     AGAINST    ABSTAIN
1. Election of Class   /  /      /  /      2. Approval of an      /  /      /  /       /  /         3. In their discretion on all
   I Directors for                            amendment to the                                         other matters that may
   three-year terms                           Company's Restated                                       properly come before the
   expiring in 1999.                          Certificate of                                           meeting.
   BARRIE K. BRUNET                           Incorporation to
   J. KENNETH LOOLOIAN                        increase the number
   JAMES M. ROCHFORD                          of authorized shares
                                              of Common Stock.
   (INSTRUCTION: TO WITHHOLD
   AUTHORITY TO VOTE FOR ANY
   INDIVIDUAL NOMINEE, WRITE
   THAT NOMINEE'S NAME ON THE
   LINE BELOW.)

   ------------------------------

                                                                              COMMENTS/ADDRESS CHANGE

                                                                          Please mark this box if you have    /   /
                                                                           written comments/address change
                                                                                 on the reverse side.

Signature(s) ____________________________________________________________________ Date ______________________

        NOTE: Please sign as name appears hereon. Joint owners should each sign.
When signing as attorney, executor, administrator,trustee or guardian, please give full title as such.